UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) June 20, 2018

EXPEDIA GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-37429	20-2705720
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
333 108th Avenue NE
Bellevue, Washington 98004
(Address of principal executive offices) (Zip code)
(425) 679-7200
Registrant’s telephone number, including area code
Not Applicable
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
On June 20, 2018, Expedia Group, Inc. (the “Company”) notified Nasdaq of the resignation of Peter M. Kern from the Company’s audit committee. Mr. Kern’s resignation from the Company’s audit committee was in connection with his appointment as Vice Chairman of the Company. Mr. Kern will continue to serve as a member of the Company’s Board of Directors.
On the same day, the Company received notice from Nasdaq confirming that the Company no longer complies with Nasdaq Marketplace Rule 5605(c)(2), which requires the Company to have an audit committee composed of at least three “independent directors” (as defined in Nasdaq Marketplace Rule 5605(a)(2)). The Company intends to fill the vacancy on the audit committee as expeditiously as possible. In the meantime, the Company will rely on the cure period set forth in Section 5605(c)(4) of Nasdaq’s Marketplace Rules, which gives the Company until the earlier of its next annual meeting of stockholders or June 20, 2019 (or, if the next annual meeting of stockholders is held before December 17, 2018, then not later than December 17, 2018) to satisfy Nasdaq’s audit committee composition requirements.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXPEDIA GROUP, INC.

Dated: June 22, 2018	By:	/s/ Robert J. Dzielak
Robert J. Dzielak
Chief Legal Officer and Secretary